UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 17, 2024
Date of Report (Date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On June 17, 2024 (the “Effective Date”), Workiva Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sustain.Life, Inc., a Delaware corporation (“Sustain”), Sapience Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as representative, agent and attorney-in-fact of the Sellers (the “Sellers Representative”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Merger Sub merged with and into Sustain (the “Merger”), with Sustain as the surviving corporation and wholly owned subsidiary of the Company. The Merger closed simultaneously with the execution of the Merger Agreement for a total purchase price of $100 million, subject to customary adjustments (the “Merger Consideration”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
At the Effective Date, each of (i) the issued and outstanding shares of Sustain common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the issued and outstanding shares of Sustain preferred stock, par value $0.0001 per share (the “Preferred Stock” and together with the Common Stock, the “Shares”), were canceled and converted into the right to receive the pro rata portion of the Merger Consideration applicable to such Shares.
Additionally, at the Effective Date, each of Sustain’s then outstanding equity awards were treated as follows: (i) all vested equity awards were canceled and converted into the right to receive the pro rata portion of the Merger Consideration applicable to such equity award, net any reductions applicable to such equity awards and (ii) all unvested equity awards were either accelerated or canceled at the discretion of Sustain’s Board of Directors.
In connection with the Merger Agreement, the Company and the Sellers Representative entered into an escrow agreement pursuant to which the Company has deposited (i) $10,000,000 for purposes of securing Sellers’ obligations and (ii) $1,000,000 for purposes of securing any Merger Consideration adjustments.
The Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement have been unanimously approved by the Board of Directors of the Company.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement includes representations, warranties, covenants and other terms that are customary for transactions of this nature. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Sustain. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and may have been qualified by certain disclosure schedules delivered with the Merger Agreement that are not filed publicly and employ a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as disclosure of factual information relating to the Company or Sustain. The Company does not believe that these schedules contain information that is material to an investment decision. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit Number	Description

2.1 *	Agreement and Plan of Merger, dated as of June 17, 2024, by and among the Company, Sustain, Merger Sub and Sellers Representative

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of June, 2024.

WORKIVA INC.

By:	/s/ Jill Klindt
Name:	Jill Klindt
Title:	Executive Vice President, Chief Financial Officer and Treasurer